     As filed with the Securities and Exchange Commission on December 12, 2001
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                       THE MANAGEMENT NETWORK GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                      48-1129619
  (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

                          7300 COLLEGE BLVD., SUITE 302
                             OVERLAND PARK, KS 66210
                                 (913) 345-9315

   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         ------------------------------

                           1998 EQUITY INCENTIVE PLAN
                          2000 SUPPLEMENTAL STOCK PLAN

                            (FULL TITLE OF THE PLANS)
                         ------------------------------

                               RICHARD P. NESPOLA
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       THE MANAGEMENT NETWORK GROUP, INC.
                          7300 COLLEGE BLVD., SUITE 302
                             OVERLAND PARK, KS 66210
                                 (913) 345-9315

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                         ------------------------------

                                    Copy to:

                          CHRISTOPHER D. MITCHELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

================================================================================

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                             PROPOSED           PROPOSED
                                                             MAXIMUM             MAXIMUM
                                                             OFFERING           AGGREGATE       AMOUNT OF
     TITLE OF SECURITIES TO           MAXIMUM AMOUNT          PRICE             OFFERING       REGISTRATION
          BE REGISTERED              TO BE REGISTERED       PER SHARE             PRICE             FEE
-------------------------------------------------------------------------------------------------------------
1998 Equity Incentive Plan
Common Stock, $0.001 par value
(currently outstanding options)(1)   1,365,871 shares       $4.599203        $6,281,918.00       $1,501.38


1998 Equity Incentive Plan
Common Stock, $0.001 par value
(options available for future
grant)(2)                              107,419 shares       $   6.725        $  722,392.78       $  172.65


Total 1998 Equity Incentive Plan     1,473,290 shares                                            $1,674.03
shares registered


2000 Supplemental Stock Plan
Common Stock, $0.001 par value
(currently outstanding options)(3)   2,223,314 shares       $6.370018        $14,162,550.20      $3,384.85

2000 Supplemental Stock Plan
Common Stock, $0.001 par value
(options available for future
grant)(4)                              276,686 shares       $   6.725        $ 1,860,713.35      $  444.71


Total 2000 Supplemental Stock
Plan shares registered               2,500,000 shares                                            $3,829.56

TOTAL REGISTRATION FEES                                                                          $5,503.59
==========================================================================================================

(1) The computation is based upon the weighted average exercise price per share of $4.599203 as to 1,365,871 outstanding but unexercised options to purchase Common Stock under the 1998 Equity Incentive Plan (the "Currently Outstanding Options").

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 107,419 shares of Common Stock authorized for issuance pursuant to the 1998 Equity Incentive Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on December 10, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The computation is based upon the weighted average exercise price per share of $6.370018 as to 2,223,314 outstanding but unexercised options to purchase Common Stock under the 2000 Supplemental Stock Plan ("the Currently Outstanding Options").

(4) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 276,686 shares of Common Stock authorized for issuance pursuant to the 2000 Supplemental Stock Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on December 10, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable.

                       THE MANAGEMENT NETWORK GROUP, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by The Management Network Group, Inc. (the "Registrant") with the Securities and Exchange Commission:

        (1) The Registrant's Annual Report on Form 10-K for the year ended December 30, 2000 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 29, 2001.

        (2) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to
               Section 12(g) of the Exchange Act and as declared effective on October 13, 1999.

        (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed pursuant to Section 13 of the Exchange Act on May 15, 2001.

        (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 filed pursuant to Section 13 of the Exchange Act on August 14, 2001.

        (5) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 29, 2001 filed pursuant to Section 13 of the Exchange Act on November 13, 2001.

        (6) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Mario M. Rosati and Christopher D. Mitchell, members of Wilson Sonsini Goodrich & Rosati, Professional Corporation, are Director and Secretary of the Registrant respectively. Wilson Sonsini Goodrich & Rosati is corporate counsel to the Registrant. In addition Mario M. Rosati beneficially owns 37,500 shares of the Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

        The Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Restated Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

        The Registrant's Bylaws provide that the Registrant shall indemnify to the fullest extent authorized by law each of its directors, officers, employees and other agents against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

        The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors or executive officers in the future.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable

ITEM 8.  EXHIBITS.

        The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

ITEM 9.  UNDERTAKINGS.

        A.     The Registrant hereby undertakes:


               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Corporation Law, the Registrant's Restated Certificate of Incorporation, the Registrant's Bylaws or the Registrant's indemnification agreements, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on this 12th day of December, 2001.

                                       The Management Network Group, Inc.

                                       By:  /s/ Richard P. Nespola
                                          -------------------------------------
                                           Richard P. Nespola
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard P. Nespola and Donald E. Klumb, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

       SIGNATURE                                TITLE                         DATE
       ---------                                -----                         ----

/s/ Richard P. Nespola           President, Chief Executive Officer      December 12, 2001
---------------------------      and Director (Principal Executive
  Richard P. Nespola             Officer)



 /s/ Donald E. Klumb             Chief Financial Officer and             December 12, 2001
 --------------------------      Treasurer (Principal Financial and
    Donald E. Klumb              Accounting Officer)


 /s/ Grant G. Behrman            Director                                December 12, 2001
 --------------------------
   Grant G. Behrman


  /s/ Micky K. Woo               Director                                December 12, 2001
 --------------------------
     Micky K. Woo


 /s/ William M. Matthes          Director                                December 12, 2001
 --------------------------
  William M. Matthes

                                 Director                                December 12, 2001
 /s/ Mario M. Rosati
 --------------------------
    Mario M. Rosati


  /s/ Roy A. Wilkens             Director                                December 12, 2001
 --------------------------
    Roy A. Wilkens

 /s/ Andrew D. Lipman            Director                                December 12, 2001
 --------------------------
     Andrew D. Lipman


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                    EXHIBITS

--------------------------------------------------------------------------------

                       Registration Statement on Form S-8

                       THE MANAGEMENT NETWORK GROUP, INC.

                                December 12, 2001

                                INDEX TO EXHIBITS

     EXHIBIT
     NUMBER                             DESCRIPTION
     -------                            -----------
       4.1*      2000 Supplemental Stock Plan
       4.2**     1998 Equity Incentive Plan
       5.1       Opinion of counsel as to legality of securities being registered.
      23.1       Consent of counsel (contained in Exhibit 5.1).
      23.2       Consent of Deloitte & Touche L.L.P., Independent Auditors
      24.1       Power of Attorney (see page II-4).

     ----------

      * Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 30, 2000 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 29, 2001.

     ** Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333- 87383), effective November 23, 1999.